Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the BluePhoenix Solutions Ltd. 2007 Award Plan of our report dated April 17, 2012 related to the consolidated financial statements included in the annual report of BluePhoenix Solutions Ltd. on Form 20-F for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission on April 17, 2012.

/s/ Ziv Haft

Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
May 1, 2012